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                                                                    EXHIBIT 10.1

                                ESCROW AGREEMENT

     THIS AGREEMENT (this "Agreement") is entered into as of this 22/nd/ day of August, 2003, by and between The Frontier Fund, a Delaware statutory trust (the "Trust"), Equinox Fund Management, LLC, a limited liability company formed under the laws of the state of Delaware ("Equinox" and together with the Trust, the "Company") and U.S. Bank National Association, a national banking association ("Escrow Agent"). All capitalized terms used herein and not defined shall have the meanings set forth in the prospectus of the Trust, including all the appendices and exhibits thereto, as the same may be amended and updated from time to time (the "Prospectus").

                                    RECITALS

     A. Equinox serves as the managing owner of the Trust and has complete management authority over the Trust.

     B. The Trust is conducting a private offering of units of beneficial interest (the "Units") at an initial price of $100.00 per Unit, in six separate and distinct Series identified below, under applicable state and Federal laws and regulations (the "Offering").

     C. The Company wishes to assure those who subscribe for any of the Units (the "Subscriber") that the Subscribers' monies will be released to the Company only if and when not less than the following amounts as determined in accordance with the methods below (the "Threshold Amount") in subscriptions from such number of investors for each Series as set forth in the Prospectus (which number shall be provided in writing to the Escrow Agent by the Company) are accepted by the Company from the sale of Units and upon the direction of the Company, it being understood that release of monies may be for each Series separately:

          Name of Series                               Threshold Amount
          --------------                               ----------------
          Balanced Series                                $ 20,000,000
          Graham Series                                  $  5,000,000
          Beach Series                                   $  0*
          C-View Currency Series                         $  0*
          Dunn Series                                    $  0*

* The Beach Series, C-View Currency Series and Dunn Series have no Threshold Amounts. However, the Subscribers' monies for such Series shall not be released to the Company until the Balanced Series reaches its Threshold Amount.


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     D.   The Company desires to provide for the safekeeping of the proceeds of the Offering until such time as subscriptions for the Units in any Series totaling the Threshold Amounts (or such greater amount as the Company may direct in writing) have been received and upon the direction of the Company, or until such time as the Escrow Agent is required to pay and return such proceeds to the payors upon the terms hereinafter provided.

                                    AGREEMENT

     1.   Deposit and Disbursement.

          a. The Escrow Agent hereby agrees to receive and disburse the proceeds from the Offering and any interest earned thereon in accordance with the terms of this Agreement.

          b. The Company or its authorized placement agents, on behalf of the Subscribers, shall from time to time cause to be wired or deposited with the Escrow Agent all proceeds received from the sales of Units by 12:00 p.m., New York City time, the next business day following the receipt of such proceeds by the Company or its authorized placement agents. Such proceeds shall be placed in a special interest-bearing escrow account, in the appropriate sub-account at the Escrow Agent designated for each Series (the "Escrow Account") until the Threshold Amounts for each Series (or such greater amount as the Company may direct in writing) have been deposited in said account. The Company shall direct Subscribers to identify the Series for which such deposits are being made, and direct subscribers to make payments to the Escrow Agent using the instructions identified on Exhibit C attached hereto and incorporated herein. All proceeds are to be deposited in the Escrow Account within three (3) business days after receipt by Escrow Agent.

          c. As deposits are made in the Escrow Account and at least every 3/rd/ business day, the Company shall cause to be delivered to the Escrow Agent with each such deposit a list showing the name, address, and tax identification number of each Subscriber as well as the name and address of each payor, by Series, which list shall not be cumulative but shall identify only new deposits. The Escrow Agent shall keep a current list by Series of the persons who have subscribed for the Units and deposited money, showing name, date, address and amount of each subscription. All funds so deposited shall remain the property of the Subscribers, subject to the provisions of Section 5 herein. The Escrow Agent shall promptly forward to the Company any subscription agreements which it may receive directly from Subscribers.

          d. If the Company rejects any subscriptions for which the Escrow Agent has already collected funds, or in the event that the Subscriber rescinds its subscription in conformity with the requirements of the North American Securities Administrators Association Inc. Guidelines for Registration of Commodity Pool Programs, which rescission has been approved by the Company and the Company has notified the Escrow Agent thereof, the Escrow Agent shall promptly issue a refund check to the payor, in the amount of the original deposit collected

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from such payor via first class U.S. mail, with interest and without deduction for expenses. If the Company rejects any subscription for which the Escrow Agent has not yet collected funds but has submitted the Subscriber's check for collection, the Escrow Agent shall promptly issue a check in the amount of the rejected Subscriber's check upon actual collection. The Escrow Agent shall promptly remit the Subscriber's check directly to the Subscriber.

          e. In the event that the Threshold Amount for any Series is not deposited with Escrow Agent on or before the date for the closing of the initial offering period as set forth in the Prospectus, which date shall be provided to the Escrow Agent in writing by the Company (unless that date is extended in accordance therewith, and the Company has notified the Escrow Agent in writing of such extension), a copy of which is attached hereto as Exhibit A, the Escrow Agent shall promptly return the funds which have been deposited in the Escrow Account to the payors (in the same way described above in Section 1 (d)), in the amount and to the addresses as shown on its records, plus any Interest Income earned on such subscription funds.

          f. Upon receipt of (i) the Threshold Amount for each Series (or such greater amount as the Company may direct in writing) and (ii) written confirmation from the Company that funds may be released from escrow, the Escrow Agent shall release the escrow funds, including all Interest Income to the Trust. At the Company's option, it may continue to deposit proceeds from the sale of additional Units (after receipt and/or distribution of the Threshold Amount or any greater amount as directed in writing by the Company) and to direct the disbursement from time to time of funds so deposited after subscriptions for the Threshold Amount have been received but not to exceed 3 months from the date of this Agreement.

     2.   Responsibilities and Obligations of Escrow Agent.

          a. The Escrow Agent assumes no responsibilities, obligations, or liabilities except those expressly provided for in this Agreement as follows:

               (1) The Escrow Agent shall have no responsibility, obligation or liability to any person with respect to any action taken, suffered or omitted to be taken by it in good faith under this Agreement and shall in no event be liable hereunder except for its gross negligence or willful misconduct.

               (2) Notwithstanding anything herein to the contrary, no reference in this Agreement to any other agreement, including but not limited to Exhibit A, shall be construed or deemed to enlarge the responsibilities, obligations, or liabilities of the Escrow Agent as set forth in this Agreement, and the Escrow Agent is not charged with knowledge of any other agreement.

          b. The Escrow Agent shall be protected in relying upon the truth of any statement contained in any requisition, notice, request, certificate, approval, consent or other proper paper, and in acting on any such document, which on its face and without inquiry as to any other facts, appears to be genuine and to be signed by the proper party

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or parties, and is entitled to believe all signatures are genuine and that any person signing any such paper who claims to be duly authorized is in fact so authorized.

          c. The Escrow Agent shall be entitled to act on any instruction given to it in writing and signed by an authorized signatory of the Company and shall be fully protected in doing so.

          d. The Escrow Agent shall be entitled to act in accordance with any court order or other final determination by any governmental authority with jurisdiction of any matter arising hereunder.

          e. The Escrow Agent shall have no responsibility for, and makes no representation as to the value, validity or genuineness of any article, asset or document deposited with Escrow Agent in the Escrow Account under this Agreement, provided that it will give notice to the Company of any check for money not credited and the reason stated therefore and of any discrepancy with respect to the value, validity or genuineness of any article, asset or document so deposited if and when it has actual knowledge thereof.

          f. The Escrow Agent shall have no responsibility to make payments out of the Escrow Account for any amount in excess of the amount of collected funds deposited in the Escrow Account, together with interest earnings thereon, at the time any payment is to be made.

          g. If any controversy arises between the parties hereto or with any third person relating to the Escrow Account, the Escrow Agent shall not be required to resolve the same or to take any action to do so but may at its discretion, institute such interpleader or other proceedings as it deems proper. The Escrow Agent may rely on any joint written instructions as to the disposition of funds, assets, documents or other assets held in escrow hereunder.

          h. The Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any of its rights hereunder either directly or by or through its agents or attorneys. Nothing in this Agreement shall be deemed to impose upon the Escrow Agent any duty to qualify to do business or to act as a fiduciary or otherwise in any jurisdiction. The Escrow Agent shall not be responsible for and shall not be under a duty to examine or pass upon the validity, binding effect, execution or sufficiency of the Agreement or of any agreement amendatory of supplemental hereto or of any other agreement.

     3.   Investment of Escrow Funds.

          The Escrow Agent shall invest funds in an interest-bearing U.S. Bank Money Market Savings Account. Equinox acknowledges that this is a FDIC insured U.S. Bank Money Market Deposit Account designed to meet the needs of U.S. Bank Corporate Trust Services Escrow Group and other Corporate Trust customers of U.S. Bank National Association. This is a tiered account and the interest rate paid on the

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account is based upon the daily balance maintained in your account. U.S. Bank
National Association uses the daily balance method to calculate interest on these accounts. This method applies a daily periodic rate to the principal balance in the account each day. Interest is accrued daily and credited monthly to the account. The owner of the accounts is U.S. Bank as Agent for its customers. At our discretion, we may change the interest rate for the Money Market Deposit Accounts at any time. All account deposits and withdrawals are performed by U.S. Bank National Association. Any and all interest earned on the Proceeds after the deposit shall be added to the Proceeds and shall become a part thereof. All entities entitled to receive interest from the escrow account will provide Escrow Agent with a W-9 or W-8 IRS tax form prior to the disbursement of interest. A statement of citizenship will be provided if requested by the Escrow Agent. The Escrow Agent shall have no responsibility for preparing or filing any Federal or state tax returns in connection therewith.

     4.   Compensation of Escrow Agent.

          The Escrow Agent shall be paid reasonable compensation as set forth on Exhibit B attached hereto and incorporate herein, for services hereunder and shall be reimbursed for any actual out-of-pocket expenses incurred by the Escrow Agent for performing its duties hereunder. Payment of all fees shall be the responsibility of the Company and may, to the extent of unpaid fees and expenses, be deducted from any property placed within the escrow with Escrow Agent, which belongs to the Company.

          In the event that the Escrow Agent is made a party to litigation with respect to the property held hereunder, or brings an action in interpleader or in the event that the conditions of this escrow are not promptly fulfilled, or the Escrow Agent is required to render any service not provided for in this Agreement, or there is any assignment of the interest of this escrow or any modification hereof, the Escrow Agent shall be entitled to reasonable compensation for such extraordinary services and reimbursement for all fees, costs, liability and expenses, including reasonable attorneys' fees. The Escrow Agent may amend its fee schedule from time to time on ninety (90) days prior written notice to the Company, provided, however, that any fee increase shall not exceed 10% of the amounts set forth on the existing fee schedule.

     5.   Indemnification of Escrow Agent.

          The Company hereby indemnifies and hold harmless the Escrow Agent against any and all claims, losses, and damages it may suffer in connection with its carrying out the terms of this Agreement, including, without limitation, the Escrow Agent's unpaid fees and reimbursable expenses, but excluding any loss the Escrow Agent may sustain as a result of its gross negligence or willful misconduct. The Escrow Agent shall have a lien or right of setoff on all Company funds, monies or other assets held hereunder to pay all of its fees and reimbursable expenses permitted under this Agreement. The obligations of the Company under this Section 5 shall survive termination for any reason of this Agreement or resignation or removal of Escrow Agent.

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     6.   Termination and Resignation.

          a. This Agreement shall terminate when (i) the Escrow Agent or its successor or assign receives written notification of termination from the Company including final disposition instructions signed by the Company, and (ii) there occurs the actual final disposition of the monies held in escrow hereunder as provide in this Agreement. The rights and obligations of the Escrow Agent shall survive the termination of this Agreement.

          b. The Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by giving the Company not fewer than thirty
(30) days prior written notice thereof. As soon as practicable after its resignation, the Escrow Agent shall turn over to a successor escrow agent appointed by the Company all monies held hereunder upon presentation of the document from the Company appointing a successor escrow agent and its acceptance of appointment. If no successor has been appointed by the Company, the Escrow Agent may designate its successor by written notice to the Company so long as any such successor is a bank or trust company. Upon the designation of a successor escrow agent and the delivery to a resigning escrow agent of the document appointing such successor escrow agent and its acceptance of appointment, the resigning escrow agent shall be released from any and all liabilities arising thereafter except as provided in Sections 2(a)(1) and (5) of this Agreement.

          If no successor escrow agent is appointed by the Company within the thirty (30) day period following such notice of resignation, the Escrow Agent reserves the right to forward the matter and all monies and other property held by the Escrow Agent pursuant to this Agreement to a court of competent jurisdiction at the expense of the Company.

          c. The Company may discharge the Escrow Agent and appoint a successor escrow agent hereunder at any time by giving the Escrow Agent no fewer than thirty (30) days prior written notice thereof. As soon as practicable after its discharge, the Escrow Agent shall turn over to the successor escrow agent appointed by the Company all monies held hereunder upon presentation of the document from the Company appointing such successor escrow agent and its acceptance of appointment. Upon the designation of a successor escrow agent, the delivery of the document appointing a successor escrow agent and the delivery of all monies held hereunder to such successor escrow agent pursuant to the immediately preceding sentence, the discharged escrow agent shall be released from any and all liabilities arising thereafter except as provided in Sections 2(a)(1) and 5 of this Agreement.

     7.   Notices.

          All notices provided for herein shall be in writing, shall be delivered by hand or by registered or certified mail and shall be deemed given when actually received, and shall be addressed to the parties hereto at their respective addresses, which may be changed by any party from time to time by written notice to all other parties hereto as follows:

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          a.   If to the Company:

               Equinox Fund Management, LLC
               1660 Lincoln Street, Suite 100
               Denver, Colorado 80264
               Attn: Brent Bales
               (303) 572-1000 (tel.)
               (303) 832-9354 (fax)

          b.   If to the Escrow Agent:

               U.S. Bank Corporate Trust Services
               60 Livingston Avenue, EP-MN-WS3T
               St. Paul, Minnesota 55107-2292
               Attn: Chris Smith
               (651) 495-3726 (tel.)
               (651) 495-8087 (fax)

               With a fax copy to:

               Dawnita Ehl
               (206) 344-4685 (tel.)
               (206) 344-4630 (fax)

     8.   Disclosure.

          The parties hereby agree not to use the name of U.S. Bank National Association to imply an association with the Offering other than that of a legal escrow agent.

     9.   Brokerage Confirmation.

          The parties acknowledge that to the extent regulations of the Comptroller of Currency or other applicable regulatory entity grant a right to receive brokerage confirmations of security transactions of the escrow, the parties waive receipt of such confirmations to the extent permitted by law. The Escrow Agent shall furnish a statement of security transactions on its regular monthly reports to the Company.

     10.  Parties Bound.

          This Agreement shall extend to and be binding upon the respective successors, representatives, and assigns of the Company and Escrow Agent.

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     11.  Entire Agreement.

          This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and cannot be modified, amended, supplemented, or changed, nor can any provisions hereof be waived, except by written instrument executed by the parties hereto.

     12.  Assignment.

          Neither party may assign its rights or obligations under this Agreement without the written consent of the other party hereto.

     13.  Applicable Law.

          The Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado.

     14.  Severability.

          If at any time subsequent to the date hereof, any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, void, or unenforceable, such provision shall be of no force or effect, and shall be limited or expanded in scope so as to carry out the intent of the parties as expressed herein to the greatest extent possible. The illegality or unenforceability of any such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

     15.  Counterparts.

          This Agreement may be executed in any number of counterparts, each of which shall be deemed to be one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE FRONTIER FUND


__________________________________________

Name: ____________________________________

Title:____________________________________


EQUINOX FUND MANAGEMENT, LLC


__________________________________________

Name: ____________________________________

Title:____________________________________


U.S. BANK NATIONAL ASSOCIATION


__________________________________________

Name: ____________________________________

Title:____________________________________

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                                    Exhibit A





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                                    Exhibit B

                  Schedule of Fees for Services as Escrow Agent

(1)  Initial Fees

Acceptance Fee - The acceptance fee includes the administrative review of documents, initial se-up of the account, and other reasonably required services up to and including the execution and closing of the escrow agreement. This is a one-time non-refundable fee payable at closing.

$500.00

(2)  Administration Fees - Transaction Fees

Administration - Annual administration fee for the performance of the routine duties associated with the management of the escrow account will be based on the number of transaction receipts. Charge per receipt of funds via wire or check for deposit from a Subscriber (Subscriber Deposit). This fee is payable in arrears and billed monthly.

$8.00 per Subscriber Deposit received.

Disbursement Fee - Charge per wire or check to Subscribers for return of deposited funds to Subscribers for a failed subscription.

$5 per check or wire disbursed to Subscriber at the written direction of the Company.

(3)  Direct Out of Pocket Expenses

Reimbursement of actual reasonable expenses associated with the performance of our duties, including but not limited to publications, mailings, legal counsel after the initial close, travel expenses, and filing fees. (none anticipated) At Cost

(4)  Extraordinary Services

Extraordinary services are duties or responsibilities of an unusual nature, but not provided for in the governing documents or otherwise set forth in this schedule. A reasonable charge will be assessed based on the nature of the service and the responsibility involved. At our option, these charges will be billed at a flat fee or at our hourly rate then in effect.

Account approval is subject to review and qualification. Fees paid in advance will not be prorated.

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                                    Exhibit C

Payment instructions:

If by check:                             If by wire:

U.S. Bank National Association           U.S. Bank National Association
60 Livingston Avenue                     ABA #091000022
EP-MN-WS3T                               Credit: A/C #180121167365
Attn: Chris Smith                        Ref: Frontier [Insert Fund Series Name]
Ref: Frontier [Insert Fund Series Name]  Attn: Chris Smith (651) 495-3726

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